Bonds.com 10-K
Exhibit 10.72

AMENDMENT NO. 1 TO SECURED CONVERTIBLE PROMISSORY NOTES

This AMENDMENT NO. 1 TO SECURED CONVERTIBLE PROMISSORY NOTES (this “Amendment”), dated as of September 21, 2010, is entered into by and among BONDS.COM GROUP, INC., a Delaware corporation (the “Company”), and BURTON W. WIAND (the “Majority Holder”), in his capacity as the Receiver appointed by the United States District Court for the Middle District of Florida, Tampa Division, in the action styled Securities and Exchange Commission v. Arthur Nadel, et al., Case No: 8:09-cv-87-T-26TBM, and amends each of the Notes (as defined below).

BACKGROUND

The Company, the Majority Holder and the other persons and entities identified on Schedule I (the Majority Holder and such other persons and entities, the “Holders”) to this Amendment are parties to a Secured Convertible Note and Warrant Purchase Agreement, dated on or about September 24, 2008 (the “Purchase Agreement”) pursuant to which, among other things, the Company issued Secured Convertible Promissory Notes, dated on or about September 22, 2010, to the Holders in the principal amounts set forth on Schedule I (collectively, the “Notes”).  The Notes have a maturity date of September 22, 2010, and the Company and the Majority Holder wish to extend such maturity date for thirty (30) days as provided herein.  The Notes provide that they may be amended with the written agreement of holders of Notes representing at least a majority of the principal amount outstanding under all of the Notes.  The Majority Holder holds Notes representing at least a majority of the principal amount outstanding under the Notes.  Accordingly, the Company and the Majority Holder are executing and delivering this Amendment in order to extend the maturity date of the Notes and provide for the other matters set forth herein.

AGREEMENT

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.         Amendment Applies to All Notes.  Pursuant to Section 8 of each of the Notes, this Amendment amends and changes the terms of all of the Notes in the manner set forth herein.

Section 2.         Amendments to Notes.  The first sentence of Section 1(a) of the all of the Notes is hereby amended by deleting such sentence in its entirety and replacing it with the following:

“Unless otherwise repaid, exchanged or converted as provided herein, the entire unpaid principal balance of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on October 22, 2010 (the “Maturity Date”).”

Section 3.         Representation by Majority Holder.  The Majority Holder is the legal holder of each of the Notes identified next to its name on Schedule I and has all necessary right, power and authority to exercise rights with respect thereto, including entering into this Amendment.

Section 4.         Effect of Modification and Amendment of Purchase Agreement.  Each of the Notes shall be deemed to be modified and amended solely in accordance with the express provisions of this Amendment and the respective rights, duties and obligations of the parties under the Notes shall continue to be determined, exercised and enforced under the Notes subject in all respects to the modifications and amendments set forth in this Amendment.  All the other terms of the Notes shall continue in full force and effect.  In the event of inconsistency between the terms of this Amendment and the terms of the Notes, the terms of this Amendment shall govern.

Section 5.         Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original instrument, and all of which together shall constitute one agreement.  A facsimile or electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BONDS.COM GROUP, INC.

By:	/s/ Michael Sanderson
Name:	Michael Sanderson
Title:	Chief Executive Officer

MAJORITY HOLDER: BURTON W. WIAND, RECEIVER

By:	/s/ Burton W. Wiand
Name:	Burton W. Wiand
Title:	Court-appointed Receiver in the action styled Securities and Exchange Commission v. Arthur Nadel, et al., Case No: 8:09-cv-87-T-26TBM.